UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 12, 2025

ADC Therapeutics SA

(Exact Name of Registrant as Specified in Its Charter)

Switzerland (State or Other Jurisdiction of Incorporation)	001-39071 (Commission File Number)	N/A (IRS Employer Identification Number)

Biopôle Route de la Corniche 3B 1066 Epalinges Switzerland (Address of Principal Executive Offices) (Zip Code)	+41 21 653 02 00 (Registrant’s Telephone Number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares, par value CHF 0.08 per share	ADCT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 C.F.R. § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 C.F.R. § 240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 12, 2025, ADC Therapeutics SA (the “Company”) entered into securities purchase agreements for the sale of its equity securities to certain institutional investors in a $60.0 million private placement. In the private placement, the Company will sell 11,250,000  common shares at $4.00 per share and pre-funded warrants to purchase 3,846,153 common shares at $3.90 per pre-funded warrant, which is the price per common share in the private placement minus the exercise price per pre-funded warrant. The private placement is expected to close on October 27, 2025, subject to customary closing conditions.

The purchase agreements provide certain registration rights, pursuant to which the Company has agreed to file a registration statement within 30 business days to register the resale of the common shares sold in the private placement and the common shares issuable upon exercise of the pre-funded warrants sold in the private placement.

The private placement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) under Section 4(a)(2) of the Securities Act in that the private placement is between an issuer and sophisticated investors not involving any public offering. The Company is relying on this exemption from registration based in part on representations made in the purchase agreements for the private placement, a form of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

The pre-funded warrants are exercisable at any time after their original issuance until the tenth anniversary of their original issuance. At any time during the last 90 days of the term, the holder may exchange the pre-funded warrant for, and the Company will issue, a new pre-funded warrant for the number of common shares then remaining under the pre-funded warrant. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part (but not for less than a common share) by delivering to the Company a duly executed exercise notice and by payment of the aggregate exercise price; provided that any exercise of the pre-funded warrants must be for at least 50,000 common shares (or, if less, the remaining common shares available for purchase under the pre-funded warrants). A holder will not be entitled to exercise any portion of any pre-funded warrants that, upon giving effect to such exercise, would cause the aggregate number of the Company’s common shares beneficially owned by the holder (together with its affiliates and certain attribution parties) to exceed 9.99% (or, 61 days after a written notice from such holder, any other percentage not in excess of 19.99%) of the number of the Company’s common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. The exercise price per common share purchasable upon the exercise of the pre-funded warrants is CHF 0.08 per share, subject to customary adjustments. In lieu of making cash payment of the aggregate exercise price, a holder may elect to exercise the pre-funded warrants on a cashless basis. However, if the Company, at the time of receipt of an exercise notice electing cashless exercise, (i) does not, or has reason to believe that the Company does not, have a sufficient amount of freely distributable equity to fund the nominal value of the number of common shares the Company would be required to deliver upon such cashless exercise, and (ii) (x) holds common shares representing more than 2% of its share capital registered in the commercial register at that time (the “Minimum Stock”) in treasury, then the Company will not be obligated to (but may) deliver more than such number of common shares to the holder as exceeds the Minimum Stock or (y) holds up to the Minimum Stock in treasury, then the Company will not be obligated to deliver any common shares to the holder. The exercise notice will be deemed to be null and void to the extent the holder receives fewer common shares than to which such exercise notice relates. In the event of (i) a sale, lease or other transfer of all or substantially all of the Company’s assets, (ii) a merger or consolidation involving the Company in which the Company is not the surviving entity or in which the Company’s outstanding share capital is converted into or exchanged for shares of capital stock or other securities or property of another entity, or (iii) any sale by holders of the Company’s outstanding voting equity securities in a single transaction or series of related transactions of shares constituting a majority of the Company’s outstanding combined voting power, and (x) if the consideration received by the Company’s shareholders consists solely of cash and/or marketable securities, then holders of the pre-funded warrants will be deemed to have exercised their pre-funded warrants (without regard to the exercise limitations described above) immediately prior to the closing date of such transaction or (y) if the consideration received by the Company’s shareholders does not consist solely of cash and/or marketable securities, then the Company will cause the successor or surviving entity to assume the pre-funded warrants. Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without the Company’s consent. The pre-funded warrants are governed by the laws of Switzerland. The foregoing description of the pre-funded warrants does not purport to be complete and is qualified in its entirety by reference to the form of pre-funded warrant, which is attached to this Current Report on Form 8-K as Exhibit 10.2.

Item 2.02. Results of Operations and Financial Condition.

On October 13, 2025, the Company issued a press release and made available a corporate presentation that include the preliminary net product revenues from sales of ZYNLONTA for the quarter ended September 30, 2025 and the preliminary cash and cash equivalents as of September 30, 2025. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. A copy of the corporate presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

The ZYNLONTA net product revenues and cash and cash equivalents figures are preliminary and unaudited and reflect the Company’s estimated financial results. In preparing this information, management made a number of complex and subjective judgments and estimates about the appropriateness of certain reported amounts and disclosures. The Company’s actual financial results for the quarter ended September 30, 2025 have not yet been finalized by management or audited or reviewed by the Company’s independent auditors. The preliminary financial information is not a comprehensive statement of all financial results for the quarter ended September 30, 2025. Subsequent information or events may lead to material differences between the foregoing preliminary financial results and those reported in the Company’s subsequent SEC filings. Accordingly, investors should not place undue reliance on these preliminary financial results.

The information contained in this Item 2.02, Exhibit 99.1 and Exhibit 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of securities purchase agreement
10.2	Form of pre-funded warrant
99.1	Press release dated October 13, 2025
99.2	Corporate presentation dated October 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADC Therapeutics SA
Date: October 14, 2025
	By:	/s/ Peter J. Graham
	Name:	Peter J. Graham
	Title:	Chief Legal Officer